Exhibit 99.1
Microvast Reports 2022 Financial Results
35% year over year increase in revenue
121% year over year increase in gross profit
>3.5x year over year increase in backlog to $410.5 million
STAFFORD, TX., March 16, 2023 – Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, announced today its consolidated financial results for the fourth quarter and full fiscal year ended December 31, 2022 (“Q4 2022” and “FY 2022,” respectively).

“I am proud of our accomplishments in 2022,” said Yang Wu, Microvast’s Founder, Chairman, President and Chief Executive Officer. “We reached a number of key milestones, including the launch of our new lithium-ion battery cells and next generation battery pack products, the launch of the Microvast Energy division, followed by an award of a 1.2GWh utility scale ESS contract and a $200 million grant from the U.S. Department of Energy for the construction of a new separator manufacturing facility. We are excited for the year ahead as we bring our new battery technologies to serial production and already have significant demand across our commercial vehicle and energy storage systems customers.”

"We are pleased to report another quarter of stable growth, and we closed 2022 with a record backlog of $410.5 million, which puts us in a great position to execute our high growth plans for the years ahead,” said Craig Webster, Mircovast’s Chief Financial Officer. “As we bring additional capacity online this year, we will add approximately $1 billion of new revenue potential annually for our new 53.5Ah cell, which already accounts for over 80% of our backlog. We believe that the strong demand we are seeing along with the anticipated benefits of IRA puts us on a path to achieve profitability within the next two to three years.”
Full Year 2022 Highlights
•Revenue of $204.5 million, compared to $152.0 million in 2021, an increase of 35%

•Gross profit increased by 121% to $9.1 million from gross loss of $42.7 million in 2021; Non-GAAP adjusted gross profit of $16.8 million, compared to non-GAAP adjusted gross loss of $38.5 million in 2021; Non-GAAP adjusted gross margin increased to 8.2%, up from negative 25.3% in 2021

•Operating expenses of $170.7 million, compared to $157.4 million in 2021; Adjusted operating expenses of $96.5 million, compared to $97.6 million in 2021

•Net loss of $158.2 million, compared to net loss of $206.5 million in 2021; Non-GAAP adjusted net loss of $77.3 million, compared to non-GAAP adjusted net loss of $135.0 million in 2021

•Adjusted EBITDA of negative $56.7 million, compared to Adjusted EBITDA of negative $109.3 million in 2021

•Backlog as of December 31, 2022 was $410.5 million, representing growth of 258.5% compared to $114.5 million in backlog as of December 31, 2021 and sequential growth of 192.0% compared to $140.6 million in backlog at September 30, 2022.

•Capital expenditures of $150.9 million, compared to $87.9 million in 2021, driven by investments in manufacturing capacity expansions in Huzhou, China and Clarksville, Tennessee

•Cash, cash equivalents, restricted cash and short-term investment of $327.7 million as of December 31, 2022

Fourth Quarter 2022 Highlights
•Revenue of $64.8 million, compared to $66.8 million in the fourth quarter of 2021, a decrease of 3.0%

•Gross profit increased to $2.2 million from $1.2 million in 2021; Non-GAAP adjusted gross profit of $4.2 million, compared to non-GAAP adjusted gross profit of $3.1 million in Q4 2021; Non-GAAP adjusted gross margin increased to 6.4% from 4.7% in Q4 2021

•Operating expenses of $37.3 million, compared to $52.2 million in Q4 2021; Adjusted operating expenses of $21.4 million compared to $39.6 million in Q4 2021

•Net loss was $33.7 million, compared to $46.6 million in Q4 2021; Non-GAAP adjusted net loss of $15.9 million, compared to non-GAAP adjusted net loss of $33.4 million in Q4 2021

•Adjusted EBITDA of negative $11.8 million, compared to Adjusted EBITDA of negative $27.3 million in Q4 2021
2023 Outlook

•Full year 2023 revenue in the range of $336 million and $358 million, reflecting year over year growth of 65% - 75% underpinned by record backlog of $410.5 million
•Deliveries of new 53.5Ah cell starting in second quarter from new cell and module line in Huzhou, China and in fourth quarter from Tennessee, US
•Revenue for the first quarter ending March 31, 2023 between $38 million and $40 million, representing growth of approximately 3.5% - 9% compared to $36.7 million for the first quarter ended March 31, 2022
•Capital expenditures for the full year in the range of $180 to $210 million.

Webcast Information
Microvast management will host a conference call and webcast on March 16, 2023, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event. Investment community professionals interested in participating in the Q&A session may join the call by dialing +1 (631) 891-4304.
About Microvast

Founded in Houston, Texas in 2006 as a research and technology driven company, Microvast has evolved into a global leader in the design, development and manufacture of battery solutions for mobile and stationary applications. Microvast provides a broad portfolio of fast-charging lithium-ion battery solutions, with different chemistries, performance characteristics and price points to meet the diverse requirements of its customer base. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs.

Since placing its first battery systems into operation in electric buses more than a decade ago, Microvast has expanded its business to serve a broad range of commercial, passenger and specialty vehicles, including mining, material handling, and power vehicles and equipment, as well as grid-scale energy storage applications.

For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Microvast is a technology innovator that designs, develops and manufactures lithium-ion battery solutions. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a breadth of market applications, including electric vehicles, energy storage and battery components. Microvast was founded in 2006 and is headquartered near Houston, Texas. For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).
Contact:
Investor Relations
ir@microvast.com
(346) 309-2562

Monica Gould
monica@blueshirtgroup.com
(212) 871-3927

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit (loss) and net income (loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit (loss) is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Non-GAAP adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in valuation of warrant liabilities and convertible notes. Non-GAAP adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant liability and convertible notes and income tax expense or benefit.

We use non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit (loss) and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and, as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our non-GAAP adjusted EBITDA and non-GAAP adjusted net loss calculation, which had not been done in prior periods.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our industry and market sizes, and future opportunities for us. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risks of operations in China; (4) the impact of inflation; (5) changes in availability and price of raw materials; (6) changes in the markets that we target; (7) heightened awareness of environmental issues and concern about global warming and climate change; (8) risk that we are unable to secure or protect our intellectual property; (9) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (10) risk that our customers will adjust, cancel or suspend their orders for our products; (11) risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; (12) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (13) economic, financial and other impacts of the coronavirus (“COVID-19”) pandemic, including global supply chain disruptions; and (14) the conflict between Russia and Ukraine and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2021	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$480,931	$231,420
Restricted cash, current	55,178	70,732
Short-term investments	—	25,070
Accounts receivable (net of allowance for doubtful accounts of $5,005 and $4,407 as of December 31, 2021 and 2022, respectively)	88,717	119,304
Notes receivable	11,144	2,196
Inventories, net	53,424	84,252
Prepaid expenses and other current assets	17,127	12,093
Amounts due from related parties	85	—
Total Current Assets	706,606	545,067
Restricted cash, non-current	—	465
Property, plant and equipment, net	253,057	335,140
Land use rights, net	14,008	12,639
Acquired intangible assets, net	1,882	1,636
Operating lease right-of-use assets	—	16,368
Other non-current assets	19,738	73,642
Total Assets	$995,291	$984,957

Liabilities
Current liabilities:
Accounts payable	$40,408	$44,985
Advance from customers	1,526	54,207
Accrued expenses and other current liabilities	58,740	66,720
Income tax payables	666	658
Short-term bank borrowings	13,301	17,398
Notes payable	60,953	68,441
Total Current Liabilities	175,594	252,409
Long-term bank borrowings	—	28,997
Long-term bonds payable	73,147	43,888
Warrant liability	1,105	126
Share-based compensation liability	18,925	131
Operating lease liabilities	—	14,347
Other non-current liabilities	39,822	32,082
Total Liabilities	$308,593	$371,980

Total Shareholders’ Equity	686,698	612,977
Total Liabilities and Shareholders’ Equity	$995,291	$984,957

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2021	2022
Revenues	$151,976	$204,495
Cost of revenues	(194,719)	(195,422)
Gross (loss)/profit	(42,743)	9,073
Operating expenses:
General and administrative expenses	(101,632)	(104,572)
Research and development expenses	(34,385)	(43,508)
Selling and marketing expenses	(21,431)	(22,611)
Total operating expenses	(157,448)	(170,691)
Subsidy income	6,127	1,672
Loss from operations	(194,064)	(159,946)
Other income and expenses:
Interest income	446	3,179
Interest expense	(5,411)	(3,323)
Loss on changes in fair value of Bridge Notes	(9,861)	—
Gain on changes in fair value of warrant liability	2,469	979
Other (expense) income, net	(62)	944
Loss before provision for income tax	(206,483)	(158,167)
Income tax expense	—	(33)
Net loss	$(206,483)	$(158,200)
Less: Accretion of Series C1 Preferred	2,257	—
Less: Accretion of Series C2 Preferred	5,132	—
Less: Accretion of Series D1 Preferred	10,708	—
Less: Accretion for noncontrolling interests	9,523	—
Net loss attributable to common stock shareholders of Microvast Holdings, Inc.	$(234,103)	$(158,200)
Net loss per share attributable to Common Stock shareholders of Microvast Holdings, Inc.
Basic and diluted	$(1.26)	$(0.52)
Weighted average shares used in calculating net loss per share of common stock:
Basic and diluted	185,896,482	303,279,188

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,
	2021	2022
Revenues	$66,772	$64,797
Cost of revenues	(65,619)	(62,571)
Gross profit	1,153	2,226
Operating expenses:
General and administrative expenses	(33,822)	(21,551)
Research and development expenses	(11,186)	(10,498)
Selling and marketing expenses	(7,189)	(5,242)
Total operating expenses	(52,197)	(37,291)
Subsidy income	3,451	439
Loss from operations	(47,593)	(34,626)
Other income and expenses:
Interest income	142	1,575
Interest expense	(781)	(858)
Other (expense) income, net	(87)	186
Gain on changes in fair value of warrant liability	1,356	58
Loss before provision for income tax	(46,963)	(33,665)
Income tax benefit (expense)	324	(33)
Net loss	$(46,639)	$(33,698)

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2021	2022
Cash flows from operating activities
Net loss	$(206,483)	$(158,200)
Adjustments to reconcile net loss to net cash generated from/(used in) operating activities:
Loss /(Gain) on disposal of property, plant and equipment	13	(14)
Depreciation of property, plant and equipment	19,975	19,811
Amortization of land use rights and intangible assets	738	554
Noncash lease expenses	—	2,214
Share-based compensation	82,894	90,808
Changes in fair value of warrant liability	(2,469)	(979)
Changes in fair value of Bridge Notes	9,861	—
Allowance of doubtful accounts	721	1,640
Provision for obsolete inventories	18,295	4,789
Impairment loss from property, plant and equipment	2,443	1,798
Product warranty	52,932	14,097
Changes in operating assets and liabilities:
Notes receivable	10,016	3,187
Accounts receivable	(11,844)	(38,924)
Inventories	(25,892)	(43,694)
Prepaid expenses and other current assets	(10,980)	3,628
Amounts due from/to related parties	(84)	85
Operating lease right-of-use assets	—	(19,375)
Other non-current assets	(2,135)	(282)
Notes payable	24,159	13,490
Accounts payable	(2,499)	7,146
Advance from customers	(971)	53,022
Accrued expenses and other liabilities	(5,947)	(24,674)
Operating lease liabilities	—	14,999
Other non-current liabilities	2,218	946
Income tax payables	—	—
Net cash used in operating activities	(45,039)	(53,928)

Cash flows from investing activities
Purchases of property, plant and equipment	(87,862)	(150,880)
Proceeds on disposal of property, plant and equipment	—	5
Purchase of short-term investments	—	(25,070)
Net cash used in investing activities	(87,862)	(175,945)

Cash flows from financing activities
Proceeds from bank borrowings	38,926	58,708
Repayment of bonds payable	—	(29,259)
Repayment of bank borrowings	(37,568)	(24,482)
Loans borrowing from related parties	8,426	—
Repayment of related party loans	(8,426)	—
Cash received from the trust account upon Merger, net of transaction costs	222,629	—
Cash received from Private Investment in Public Equity (“PIPE”) investors upon Merger	482,500	—
Payment to exited noncontrolling interests	(139,038)	—
Issuance of Bridge Notes	57,500	—
Net cash generated from financing activities	624,949	4,967
Effect of exchange rate changes	2,865	(8,586)
Increase (Decrease) in cash, cash equivalents and restricted cash	494,913	(233,492)
Cash, cash equivalents and restricted cash at beginning of the year	41,196	536,109
Cash, cash equivalents and restricted cash at end of the year	$536,109	$302,617

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2021	2022
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$480,931	$231,420
Restricted cash	55,178	71,197
Total cash, cash equivalents and restricted cash	$536,109	$302,617

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT (LOSS) TO ADJUSTED GROSS PROFIT (LOSS)
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2022	2021	2022
Revenues	$66,772	$64,797	$151,976	$204,495
Cost of revenues	(65,619)	(62,571)	(194,719)	(195,422)
Gross profit/(loss) (GAAP)	$1,153	$2,226	$(42,743)	$9,073
Gross margin	1.7%	3.4%	(28.1)%	4.4%

Non-cash settled share-based compensation (included in cost of revenues)	1,978	1,932	4,262	7,677
Adjusted gross profit/(loss) (non-GAAP)	$3,131	$4,158	$(38,481)	$16,750
Adjusted gross margin (non-GAAP)	4.7%	6.4%	(25.3)%	8.2%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2022	2021	2022
Net loss (GAAP)	$(46,639)	$(33,698)	$(206,483)	$(158,200)
Loss on changes in fair value of convertible notes	—	—	9,861	—
Gain on changes in fair value of warrant liability	(1,356)	(58)	(2,469)	(979)
Non-cash settled share-based compensation	14,581	17,867	64,086	81,906
Adjusted Net Loss (non-GAAP)	$(33,414)	$(15,889)	$(135,005)	$(77,273)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2022	2021	2022
Net loss (GAAP)	$(46,639)	$(33,698)	$(206,483)	$(158,200)
Interest expense, net	639	(717)	4,965	144
Income tax expense	(324)	33	—	33
Depreciation and amortization	5,816	4,784	20,713	20,365
EBITDA (non-GAAP)	$(40,508)	$(29,598)	$(180,805)	$(137,658)
Loss on changes in fair value of convertible notes	—	—	9,861	—
Gain on changes in fair value of warrant liability	(1,356)	(58)	(2,469)	(979)
Non-cash settled share-based compensation	14,581	17,867	64,086	81,906
Adjusted EBITDA (non-GAAP)	$(27,283)	$(11,789)	$(109,327)	$(56,731)